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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated September 14, 1998, accompanying the consolidated financial statements of Franklin Telecommunications Corp. and subsidiaries included in the Annual Report on Form 10-K for each of the two years in the period ended June 30, 1998 which are incorporated by reference in the Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 22, 1999